RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS5 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS5

         $ 1,514,470                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated April 26, 2004
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated April 26, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                     NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                     MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                     LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------   ---------  --------------  ----------   ---------  -----------
499 or less ......................           7  $      698,698        0.31%  $  99,814        85.49%
500 - 519 ........................           5         636,494        0.28     127,299        84.50
520 - 539 ........................          16       2,773,731        1.23     173,358        73.95
540 - 559 ........................          18       2,602,126        1.16     144,563        83.91
560 - 579 ........................           9       1,208,467        0.54     134,274        84.73
580 - 599 ........................          20       2,439,651        1.08     121,983        80.07
600 - 619 ........................          26       4,985,673        2.22     191,757        80.12
620 - 639 ........................          42       6,112,354        2.72     145,532        80.21
640 - 659 ........................          96      13,125,747        5.83     136,727        79.56
660 - 679 ........................         143      18,516,657        8.23     129,487        78.19
680 - 699 ........................         173      24,028,788       10.68     138,895        76.79
700 - 719 ........................         173      24,287,874       10.80     140,392        78.18
720 - 739 ........................         158      22,943,374       10.20     145,211        77.16
740 - 759 ........................         191      30,748,741       13.67     160,988        74.01
760 - 779 ........................         197      29,805,673       13.25     151,298        72.92
780 - 799 ........................         140      22,717,543       10.10     162,268        75.72
800 or greater ...................         108      16,918,725        7.52     156,655        71.09
                                     ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score .......       1,522  $  224,550,314       99.81%  $ 147,536        76.17%
Not Available ....................           3         423,732        0.19     141,244        72.01
                                     ---------  --------------  ----------   ---------  -----------
Total, Average or Weighted Average       1,525  $  224,974,046      100.00%  $ 147,524        76.16%
                                     =========  ==============  ==========


     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     The minimum and maximum credit scores of the mortgage loans were 430 and 833, respectively, and the weighted average credit score of the mortgage loans was 720.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence ..................          639  $ 121,040,038       53.80%  $  189,421       711        76.47%
Second/Vacation ....................           28      4,834,210        2.15      172,650       748        72.90
Non Owner-occupied .................          858     99,099,798       44.05      115,501       730        75.93
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average .        1,525  $ 224,974,046      100.00%  $  147,524       720        76.16%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase ...........................          698  $  97,077,195       43.15% $ 139,079       724      81.25%
Rate/Term Refinance ................          331     52,639,890       23.40    159,033       719      71.51
Equity Refinance ...................          496     75,256,961       33.45    151,728       715      72.84
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average .        1,525  $ 224,974,046      100.00% $ 147,524       720      76.16%
                                         ========  =============  ==========



                            MORTGAGED PROPERTY TYPES

                                            NUMBER                                          WEIGHTED
                                              OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                           MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                                LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
----------------------------------------   --------  -------------  ----------   ---------  --------  ---------
Single-family detached .............          1,021  $ 146,403,836       65.08%  $ 143,393       719      75.99%
Two-to-four family units ...........            286     45,666,898       20.30     159,674       724      77.00
Planned Unit Developments (detached)             94     18,564,173        8.25     197,491       716      75.46
Condo Low-Rise (less than 5 stories)             81      9,277,519        4.12     114,537       731      75.55
Planned Unit Developments (attached)             16      2,040,682        0.91     127,543       705      80.65
Townhouse ..........................             20      1,973,641        0.88      98,682       687      77.22
Condo High-Rise (9 stories or more)               6        902,578        0.40     150,430       699      69.52
Condotel (5 to 8 stories) ..........              1        144,720        0.06     144,720       795      75.00
                                           --------  -------------  ----------   ---------  --------  ---------
Total, Average or Weighted Average .          1,525  $ 224,974,046      100.00%  $ 147,524       720      76.16%
                                           ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   -----------  --------   ---------
Alaska ...........................              2  $     475,385         0.21%  $   237,693       705       87.27%
Alabama ..........................             18      1,844,503         0.82       102,472       700       83.31
Arkansas .........................              2        161,770         0.07        80,885       675       78.12
Arizona ..........................             50      6,839,090         3.04       136,782       726       80.59
California .......................            177     45,770,836        20.34       258,592       738       70.12
Colorado .........................             40      5,340,705         2.37       133,518       724       73.12
Connecticut ......................             17      3,428,094         1.52       201,653       746       74.20
District of Columbia .............              6      1,262,816         0.56       210,469       710       76.15
Delaware .........................              3        313,371         0.14       104,457       711       88.79
Florida ..........................            105     14,679,613         6.53       139,806       705       79.61
Georgia ..........................             67      8,404,619         3.74       125,442       703       80.32
Hawaii ...........................              9      1,977,613         0.88       219,735       759       74.75
Iowa .............................              5        390,395         0.17        78,079       715       87.27
Idaho ............................             12      1,931,507         0.86       160,959       736       79.24
Illinois .........................             54      7,858,937         3.49       145,536       714       77.99
Indiana ..........................             34      2,224,661         0.99        65,431       712       79.58
Kansas ...........................             12      1,364,404         0.61       113,700       713       80.27
Kentucky .........................             28      2,771,669         1.23        98,988       696       82.77
Louisiana ........................             23      2,700,730         1.20       117,423       685       84.66
Massachusetts ....................             23      4,748,889         2.11       206,473       717       69.30
Maryland .........................             31      4,214,948         1.87       135,966       719       75.64
Maine ............................              2        286,140         0.13       143,070       726       77.66
Michigan .........................             36      4,217,705         1.87       117,158       702       79.10
Minnesota ........................             13      2,147,637         0.95       165,203       674       77.15
Missouri .........................             35      3,625,304         1.61       103,580       740       76.37
Mississippi ......................             14      1,613,872         0.72       115,277       713       79.30
Montana ..........................              3        343,456         0.15       114,485       714       71.70
North Carolina ...................             39      6,432,977         2.86       164,948       714       68.18
Nebraska .........................              2        624,951         0.28       312,476       769       74.88
New Hampshire ....................              8      1,456,467         0.65       182,058       732       66.07
New Jersey .......................             82     12,811,188         5.69       156,234       719       77.45
New Mexico .......................             36      4,136,660         1.84       114,907       718       79.78
Nevada ...........................             17      3,016,079         1.34       177,416       719       74.73
New York .........................             26      5,372,065         2.39       206,618       739       74.84
Ohio .............................             52      4,321,605         1.92        83,108       699       79.94
Oklahoma .........................             16      1,140,766         0.51        71,298       685       82.62
Oregon ...........................             31      4,521,873         2.01       145,867       734       79.17
Pennsylvania .....................             38      3,302,810         1.47        86,916       727       77.66
Rhode Island .....................              7      1,279,005         0.57       182,715       682       76.89
South Carolina ...................             22      2,622,786         1.17       119,218       674       80.68
Tennessee ........................             21      1,995,049         0.89        95,002       709       84.64
Texas ............................            156     20,145,343         8.95       129,137       702       78.50
Utah .............................             20      3,067,466         1.36       153,373       705       80.37
Virginia .........................             61      8,199,790         3.64       134,423       748       75.31
Vermont ..........................              3        335,333         0.15       111,778       794       73.33
Washington .......................             60      8,325,847         3.70       138,764       715       78.54
Wisconsin ........................              6        790,154         0.35       131,692       714       78.08
West Virginia ....................              1        137,161         0.06       137,161       781       80.00
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average          1,525  $ 224,974,046       100.00%  $   147,524       720       76.16%
                                        =========  =============   ==========


     No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in North Carolina and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside North Carolina.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------------     ---------   ------------   ----------   ---------   --------   ---------
Full Documentation ...............            855   $111,066,917        49.37%  $ 129,903        718       78.90%
Reduced Documentation ............            670    113,907,129        50.63     170,011        722       73.48
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          1,525   $224,974,046       100.00%  $ 147,524        720       76.16%
                                        =========   ============   ==========


     No more than 23.6% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 0.9% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
4.500 - 4.624 ......................            1   $    195,715         0.09%  $ 195,715        793       42.00%
4.750 - 4.874 ......................            1        203,806         0.09     203,806        742       54.00
5.000 - 5.124 ......................            2        706,539         0.31     353,269        816       48.66
5.500 - 5.624 ......................            5      2,258,260         1.00     451,652        787       67.13
5.625 - 5.749 ......................            7      1,236,928         0.55     176,704        687       71.24
5.750 - 5.874 ......................           38     10,785,778         4.79     283,836        743       74.18
5.875 - 5.999 ......................           49     12,968,347         5.76     264,660        732       69.64
6.000 - 6.124 ......................          171     30,299,609        13.47     177,191        733       70.59
6.125 - 6.249 ......................          177     28,996,157        12.89     163,820        728       76.77
6.250 - 6.374 ......................          196     27,599,259        12.27     140,813        724       77.23
6.375 - 6.499 ......................          172     23,673,833        10.52     137,639        725       78.31
6.500 - 6.624 ......................          218     28,478,905        12.66     130,637        702       77.46
6.625 - 6.749 ......................          113     14,917,571         6.63     132,014        716       78.44
6.750 - 6.874 ......................          137     16,479,052         7.32     120,285        715       80.82
6.875 - 6.999 ......................          106     12,385,796         5.51     116,847        688       78.95
7.000 - 7.124 ......................           51      5,246,635         2.33     102,875        696       80.23
7.125 - 7.249 ......................           34      4,319,592         1.92     127,047        677       78.66
7.250 - 7.374 ......................           26      2,440,946         1.08      93,883        695       77.51
7.375 - 7.499 ......................           17      1,495,163         0.66      87,951        671       85.43
7.500 - 7.624 ......................            1         48,785         0.02      48,785        784       80.00
7.750 - 7.874 ......................            1         42,796         0.02      42,796        649       75.00
7.875 - 7.999 ......................            1        155,494         0.07     155,494        598       80.00
8.375 - 8.499 ......................            1         39,081         0.02      39,081        701       80.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average .        1,525   $224,974,046       100.00%  $ 147,524        720       76.16%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3325% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
4.220 ............................              1   $    195,715         0.09%  $ 195,715        793       42.00%
4.470 ............................              1        203,806         0.09     203,806        742       54.00
4.720 ............................              2        706,539         0.31     353,269        816       48.66
5.220 ............................              5      2,258,260         1.00     451,652        787       67.13
5.345 ............................              7      1,236,928         0.55     176,704        687       71.24
5.470 ............................             38     10,785,778         4.79     283,836        743       74.18
5.595 ............................             49     12,968,347         5.76     264,660        732       69.64
5.720 ............................            170     30,197,436        13.42     177,632        733       70.53
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            273   $ 58,552,809        26.03%  $ 214,479        737       70.47%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.649980494%.



                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
100,000 or less ...................           601   $ 41,325,899        18.37%  $  68,762        714       78.57%
100,001 to 200,000 ................           600     83,347,926        37.05     138,913        718       77.83
200,001 to 300,000 ................           183     43,217,060        19.21     236,159        719       75.64
300,001 to 400,000 ................            88     29,920,086        13.30     340,001        717       75.87
400,001 to 500,000 ................            29     13,131,337         5.84     452,805        726       68.14
500,001 to 600,000 ................            18      9,632,986         4.28     535,166        737       70.97
600,001 to 700,000 ................             4      2,541,787         1.13     635,447        760       66.69
800,001 to 900,000 ................             1        874,361         0.39     874,361        800       69.00
900,001 to 1,000,000 ..............             1        982,606         0.44     982,606        778       53.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          1,525   $224,974,046       100.00%  $ 147,524        720       76.16%
                                        =========   ============   ==========


                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
----------------------------------      ---------   ------------   ----------   ---------   --------
00.01 - 50.00 ....................             77   $ 13,038,996         5.80%  $ 169,338        739
50.01 - 55.00 ....................             28      5,037,401         2.24     179,907        754
55.01 - 60.00 ....................             39      6,742,647         3.00     172,888        733
60.01 - 65.00 ....................             64     10,617,783         4.72     165,903        736
65.01 - 70.00 ....................            120     21,257,306         9.45     177,144        734
70.01 - 75.00 ....................            191     29,011,292        12.90     151,892        726
75.01 - 80.00 ....................            603     91,224,666        40.55     151,285        718
80.01 - 85.00 ....................             23      3,096,419         1.38     134,627        692
85.01 - 90.00 ....................            307     34,624,041        15.39     112,782        707
90.01 - 95.00 ....................             62      9,009,692         4.00     145,318        673
95.01 - 100.00 ...................             11      1,313,802         0.58     119,437        715
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average          1,525   $224,974,046       100.00%  $ 147,524        720
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.16%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-P CERTIFICATES
                                               --------------------------------
                                                0%     6%     18%    24%    30%
                                               ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ................................... 100%   100%   100%   100%   100%
April 2006 ...................................  99     93     81     75     69
April 2007 ...................................  97     86     65     56     48
April 2008 ...................................  96     79     53     42     33
April 2009 ...................................  94     73     42     31     23
April 2010 ...................................  92     68     34     23     15
April 2011 ...................................  90     62     27     17     11
April 2012 ...................................  88     57     22     13      7
April 2013 ...................................  86     53     18     10      5
April 2014 ...................................  84     48     14      7      3
April 2015 ...................................  82     44     11      5      2
April 2016 ...................................  79     40      9      4      2
April 2017 ...................................  76     36      7      3      1
April 2018 ...................................  74     33      6      2      1
April 2019 ...................................  71     30      4      2      *
April 2020 ...................................  68     27      3      1      *
April 2021 ...................................  64     24      3      1      *
April 2022 ...................................  61     21      2      1      *
April 2023 ...................................  57     19      2      *      *
April 2024 ...................................  53     16      1      *      *
April 2025 ...................................  49     14      1      *      *
April 2026 ...................................  44     12      1      *      *
April 2027 ...................................  39     10      1      *      *
April 2028 ...................................  34      8      *      *      *
April 2029 ...................................  29      7      *      *      *
April 2030 ...................................  23      5      *      *      *
April 2031 ...................................  17      3      *      *      *
April 2032 ...................................  11      2      *      *      *
April 2033 ...................................   4      1      *      *      *
April 2034 ...................................   0      0      0      0      0
Weighted Average Life in Years** (to Maturity) 18.2   10.2   4.6    3.5    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $   59,250,457.05   $ 170,105,063.43
Weighted average mortgage rate .................         5.8790283835%            6.4909%
Weighted average servicing fee rate.............         0.2800000000%            0.3301%
Weighted average original term to maturity
(months) .......................................                  358                359
Weighted average remaining term
to maturity (months) ...........................                  343                344

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate, Class A-8 Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     6%     18%     24%     30%
---------------------------     ----   ----   -----   -----   -----
$1,067,634 ................     2.2%   4.2%   10.0%   13.5%   17.4%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $ 12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days........            236         28,610            372         44,459            477         64,448
90 days or more(2)...            307         35,045            409         44,171            516         62,039
Foreclosures Pending.            273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $    388,390          3,919    $   497,389
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211   $ 15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743   $    493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                  EXPERIENCE(1)



                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $  6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742        104,823            901        131,032
60 to 89 days........             65         11,033            118         17,904            185         29,788
90 days or more(2)...             77         13,377            123         17,598            165         27,231
Foreclosures Pending.             80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $    159,703          1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271   $  9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625   $    264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:42                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HSR1    50,000,000.00  41,094,507.94     4.600000  %    952,553.56
A-2     76110HSS9    30,000,000.00  30,000,000.00     5.500000  %          0.00
A-3     76110HST7    14,500,000.00  14,500,000.00     5.750000  %          0.00
A-4     76110HSU4    12,438,900.00  12,438,900.00     5.750000  %          0.00
A-5     76110HSV2   127,754,111.00 100,250,250.81     4.750000  %  2,941,881.23
A-6     76110HSW0    40,786,889.00  32,928,643.23     3.017500  %    840,537.50
A-7     76110HSX8             0.00           0.00     4.482500  %          0.00
A-8     76110HSY6             0.00           0.00     5.750000  %          0.00
A-P     76110HSZ3     1,736,142.99   1,647,942.70     0.000000  %      3,288.94
A-V     76110HTA7             0.00           0.00     0.310510  %          0.00
R-I     76110HTB5           100.00           0.00     5.750000  %          0.00
R-II    76110HTC3           100.00           0.00     5.750000  %          0.00
M-1     76110HTD1     7,342,100.00   7,262,968.21     5.750000  %      8,518.68
M-2     76110HTE9     3,523,900.00   3,485,920.06     5.750000  %      4,088.61
M-3     76110HTF6     2,202,500.00   2,178,761.86     5.750000  %      2,555.45
B-1     76110HSN0     1,027,800.00   1,016,722.56     5.750000  %      1,192.50
B-2     76110HSP5     1,321,500.00   1,307,257.12     5.750000  %      1,533.27
B-3     76110HSQ3     1,027,848.55   1,016,770.59     5.750000  %      1,192.56

-------------------------------------------------------------------------------
                  293,661,891.54   249,128,645.08                  4,757,342.30
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       157,520.49  1,110,074.05            0.00       0.00     40,141,954.38
A-2       137,492.61    137,492.61            0.00       0.00     30,000,000.00
A-3        69,475.43     69,475.43            0.00       0.00     14,500,000.00
A-4        59,599.86     59,599.86            0.00       0.00     12,438,900.00
A-5       396,802.59  3,338,683.82            0.00       0.00     97,308,369.58
A-6        82,797.37    923,334.87            0.00       0.00     32,088,105.73
A-7       122,995.60    122,995.60            0.00       0.00              0.00
A-8        81,148.82     81,148.82            0.00       0.00              0.00
A-P             0.00      3,288.94            0.00       0.00      1,644,653.76
A-V        64,460.66     64,460.66            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        34,799.85     43,318.53            0.00       0.00      7,254,449.53
M-2        16,702.47     20,791.08            0.00       0.00      3,481,831.45
M-3        10,439.34     12,994.79            0.00       0.00      2,176,206.41
B-1         4,871.53      6,064.03            0.00       0.00      1,015,530.06
B-2         6,263.60      7,796.87            0.00       0.00      1,305,723.85
B-3         4,871.76      6,064.32            0.00       0.00      1,015,578.03

-------------------------------------------------------------------------------
        1,250,241.98  6,007,584.28            0.00       0.00    244,371,302.78
===============================================================================













































Run:        04/26/05     10:32:42
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     821.890159   19.051071     3.150410    22.201481   0.000000  802.839088
A-2    1000.000000    0.000000     4.583087     4.583087   0.000000 1000.000000
A-3    1000.000000    0.000000     4.791409     4.791409   0.000000 1000.000000
A-4    1000.000000    0.000000     4.791409     4.791409   0.000000 1000.000000
A-5     784.712523   23.027683     3.105987    26.133670   0.000000  761.684840
A-6     807.334024   20.608032     2.030000    22.638032   0.000000  786.725993
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     949.197562    1.894389     0.000000     1.894389   0.000000  947.303173
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     989.222186    1.160251     4.739768     5.900019   0.000000  988.061935
M-2     989.222186    1.160251     4.739768     5.900019   0.000000  988.061935
M-3     989.222184    1.160250     4.739768     5.900018   0.000000  988.061935
B-1     989.222190    1.160255     4.739765     5.900020   0.000000  988.061935
B-2     989.222184    1.160250     4.739765     5.900015   0.000000  988.061935
B-3     989.222183    1.160249     4.739764     5.900013   0.000000  988.061935

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:42                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5 (POOL #  4841)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4841
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       51,906.51
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,444.67

SUBSERVICER ADVANCES THIS MONTH                                       29,696.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,696,581.64

 (B)  TWO MONTHLY PAYMENTS:                                    2     367,526.62

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6   1,261,964.29


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        437,592.77

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     244,371,302.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,628

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,465,160.52

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       42,835.91

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.42639600 %     5.22370000 %    1.34097400 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.30550700 %     5.28396225 %    1.37472830 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,809,857.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,936,619.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.33807117
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.70

POOL TRADING FACTOR:                                                83.21519061

Run:        04/26/05     10:57:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HSR1    50,000,000.00  40,141,954.38     4.600000  %  1,377,314.69
A-2     76110HSS9    30,000,000.00  30,000,000.00     5.500000  %    973,705.63
A-3     76110HST7    14,500,000.00  14,500,000.00     5.750000  %          0.00
A-4     76110HSU4    12,438,900.00  12,438,900.00     5.750000  %          0.00
A-5     76110HSV2   127,754,111.00  97,308,369.58     4.750000  %  3,388,203.68
A-6     76110HSW0    40,786,889.00  32,088,105.73     3.130000  %  1,107,159.42
A-7     76110HSX8             0.00           0.00     4.370000  %          0.00
A-8     76110HSY6             0.00           0.00     5.750000  %          0.00
A-P     76110HSZ3     1,736,142.99   1,644,653.76     0.000000  %     10,593.40
A-V     76110HTA7             0.00           0.00     0.309598  %          0.00
R-I     76110HTB5           100.00           0.00     5.750000  %          0.00
R-II    76110HTC3           100.00           0.00     5.750000  %          0.00
M-1     76110HTD1     7,342,100.00   7,254,449.53     5.750000  %      8,690.46
M-2     76110HTE9     3,523,900.00   3,481,831.45     5.750000  %      4,171.05
M-3     76110HTF6     2,202,500.00   2,176,206.41     5.750000  %      2,606.98
B-1     76110HSN0     1,027,800.00   1,015,530.06     5.750000  %      1,216.56
B-2     76110HSP5     1,321,500.00   1,305,723.85     5.750000  %      1,564.19
B-3     76110HSQ3     1,027,848.55   1,015,578.03     5.750000  %      1,216.61

-------------------------------------------------------------------------------
                  293,661,891.54   244,371,302.78                  6,876,442.67
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       153,869.07  1,531,183.76            0.00       0.00     38,764,639.69
A-2       137,492.48  1,111,198.11            0.00       0.00     29,026,294.37
A-3        69,475.36     69,475.36            0.00       0.00     14,500,000.00
A-4        59,599.80     59,599.80            0.00       0.00     12,438,900.00
A-5       385,157.89  3,773,361.57            0.00       0.00     93,920,165.90
A-6        83,691.90  1,190,851.32            0.00       0.00     30,980,946.31
A-7       116,847.79    116,847.79            0.00       0.00              0.00
A-8        79,010.20     79,010.20            0.00       0.00              0.00
A-P             0.00     10,593.40            0.00       0.00      1,634,060.36
A-V        63,043.85     63,043.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        34,759.00     43,449.46            0.00       0.00      7,245,759.07
M-2        16,682.86     20,853.91            0.00       0.00      3,477,660.40
M-3        10,427.09     13,034.07            0.00       0.00      2,173,599.43
B-1         4,865.82      6,082.38            0.00       0.00      1,014,313.50
B-2         6,256.25      7,820.44            0.00       0.00      1,304,159.66
B-3         4,866.05      6,082.66            0.00       0.00      1,014,361.42

-------------------------------------------------------------------------------
        1,226,045.41  8,102,488.08            0.00       0.00    237,494,860.11
===============================================================================













































Run:        04/26/05     10:57:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     802.839088   27.546294     3.077381    30.623675   0.000000  775.292794
A-2    1000.000000   32.456854     4.583083    37.039937   0.000000  967.543146
A-3    1000.000000    0.000000     4.791404     4.791404   0.000000 1000.000000
A-4    1000.000000    0.000000     4.791404     4.791404   0.000000 1000.000000
A-5     761.684840   26.521289     3.014838    29.536127   0.000000  735.163551
A-6     786.725992   27.144983     2.051931    29.196914   0.000000  759.581009
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     947.303176    6.101692     0.000000     6.101692   0.000000  941.201483
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     988.061935    1.183648     4.734204     5.917852   0.000000  986.878287
M-2     988.061936    1.183649     4.734204     5.917853   0.000000  986.878287
M-3     988.061933    1.183646     4.734207     5.917853   0.000000  986.878287
B-1     988.061932    1.183645     4.734209     5.917854   0.000000  986.878287
B-2     988.061934    1.183647     4.734204     5.917851   0.000000  986.878287
B-3     988.061934    1.183647     4.734209     5.917856   0.000000  986.878287

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5 (POOL #  4841)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4841
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       50,886.55
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,523.38

SUBSERVICER ADVANCES THIS MONTH                                       29,250.44
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,569,270.14

 (B)  TWO MONTHLY PAYMENTS:                                    3     715,590.85

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5   1,072,544.91


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        284,832.63

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     237,494,860.09

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,589

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 103,584.37

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,583,753.84

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       48,275.57

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.30550700 %     5.31976500 %    1.36547620 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.11888500 %     5.43044127 %    1.41305150 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,809,857.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,936,619.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.33539059
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              345.50

POOL TRADING FACTOR:                                                80.87357159

Run:        04/07/05     13:16:10                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HSR1    50,000,000.00  38,764,639.69     4.600000  %  1,618,387.81
A-2     76110HSS9    30,000,000.00  29,026,294.37     5.500000  %  1,211,820.92
A-3     76110HST7    14,500,000.00  14,500,000.00     5.750000  %          0.00
A-4     76110HSU4    12,438,900.00  12,438,900.00     5.750000  %          0.00
A-5     76110HSV2   127,754,111.00  93,920,165.90     4.750000  %  3,921,079.96
A-6     76110HSW0    40,786,889.00  30,980,946.31     3.250000  %  1,293,425.83
A-7     76110HSX8             0.00           0.00     4.250000  %          0.00
A-8     76110HSY6             0.00           0.00     5.750000  %          0.00
A-P     76110HSZ3     1,736,142.99   1,634,060.36     0.000000  %     78,384.32
A-V     76110HTA7             0.00           0.00     0.305250  %          0.00
R-I     76110HTB5           100.00           0.00     5.750000  %          0.00
R-II    76110HTC3           100.00           0.00     5.750000  %          0.00
M-1     76110HTD1     7,342,100.00   7,245,759.07     5.750000  %      7,250.64
M-2     76110HTE9     3,523,900.00   3,477,660.40     5.750000  %      3,480.01
M-3     76110HTF6     2,202,500.00   2,173,599.43     5.750000  %      2,175.07
B-1     76110HSN0     1,027,800.00   1,014,313.50     5.750000  %      1,014.99
B-2     76110HSP5     1,321,500.00   1,304,159.66     5.750000  %      1,305.04
B-3     76110HSQ3     1,027,848.55   1,014,361.42     5.750000  %      1,015.05

-------------------------------------------------------------------------------
                  293,661,891.54   237,494,860.11                  8,139,339.64
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       148,596.45  1,766,984.26            0.00       0.00     37,146,251.88
A-2       133,035.99  1,344,856.91            0.00       0.00     27,814,473.45
A-3        69,478.54     69,478.54            0.00       0.00     14,500,000.00
A-4        59,602.53     59,602.53            0.00       0.00     12,438,900.00
A-5       371,763.99  4,292,843.95            0.00       0.00     89,999,085.94
A-6        83,905.98  1,377,331.81            0.00       0.00     29,687,520.48
A-7       109,723.20    109,723.20            0.00       0.00              0.00
A-8        76,282.17     76,282.17            0.00       0.00              0.00
A-P             0.00     78,384.32            0.00       0.00      1,555,676.04
A-V        60,412.12     60,412.12            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        34,718.95     41,969.59            0.00       0.00      7,238,508.43
M-2        16,663.64     20,143.65            0.00       0.00      3,474,180.39
M-3        10,415.07     12,590.14            0.00       0.00      2,171,424.36
B-1         4,860.21      5,875.20            0.00       0.00      1,013,298.51
B-2         6,249.04      7,554.08            0.00       0.00      1,302,854.62
B-3         4,860.44      5,875.49            0.00       0.00      1,013,346.37

-------------------------------------------------------------------------------
        1,190,568.32  9,329,907.96            0.00       0.00    229,355,520.47
===============================================================================













































Run:        04/07/05     13:16:10
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     775.292794   32.367756     2.971929    35.339685   0.000000  742.925038
A-2     967.543145   40.394030     4.434533    44.828563   0.000000  927.149115
A-3    1000.000000    0.000000     4.791623     4.791623   0.000000 1000.000000
A-4    1000.000000    0.000000     4.791624     4.791624   0.000000 1000.000000
A-5     735.163551   30.692397     2.909996    33.602393   0.000000  704.471154
A-6     759.581009   31.711804     2.057180    33.768984   0.000000  727.869205
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     941.201486   45.148539     0.000000    45.148539   0.000000  896.052947
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     986.878287    0.987543     4.728749     5.716292   0.000000  985.890744
M-2     986.878286    0.987542     4.728749     5.716291   0.000000  985.890744
M-3     986.878285    0.987541     4.728749     5.716290   0.000000  985.890744
B-1     986.878290    0.987546     4.728751     5.716297   0.000000  985.890744
B-2     986.878288    0.987544     4.728748     5.716292   0.000000  985.890744
B-3     986.878282    0.987538     4.728751     5.716289   0.000000  985.890744

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5 (POOL #  4841)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4841
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       49,500.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,754.87

SUBSERVICER ADVANCES THIS MONTH                                       34,246.25
MASTER SERVICER ADVANCES THIS MONTH                                      666.75


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,269,299.40

 (B)  TWO MONTHLY PAYMENTS:                                    8   1,029,427.91

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5   1,328,616.18


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        405,960.48

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     229,355,520.48

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,549

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 103,493.37

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,901,483.47

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.11888500 %     5.46806300 %    1.40332910 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.88251800 %     5.61752914 %    1.46158990 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,809,857.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,936,619.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.33282960
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.30

POOL TRADING FACTOR:                                                78.10190123

Run:        04/25/05     12:55:11                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HSR1    50,000,000.00  37,146,251.88     4.600000  %  2,040,354.30
A-2     76110HSS9    30,000,000.00  27,814,473.45     5.500000  %  1,527,782.14
A-3     76110HST7    14,500,000.00  14,500,000.00     5.750000  %          0.00
A-4     76110HSU4    12,438,900.00  12,438,900.00     5.750000  %          0.00
A-5     76110HSV2   127,754,111.00  89,999,085.94     4.750000  %  4,943,433.37
A-6     76110HSW0    40,786,889.00  29,687,520.48     3.450000  %  1,630,664.13
A-7     76110HSX8             0.00           0.00     4.050000  %          0.00
A-8     76110HSY6             0.00           0.00     5.750000  %          0.00
A-P     76110HSZ3     1,736,142.99   1,555,676.04     0.000000  %     41,205.65
A-V     76110HTA7             0.00           0.00     0.304727  %          0.00
R-I     76110HTB5           100.00           0.00     5.750000  %          0.00
R-II    76110HTC3           100.00           0.00     5.750000  %          0.00
M-1     76110HTD1     7,342,100.00   7,238,508.43     5.750000  %      7,237.21
M-2     76110HTE9     3,523,900.00   3,474,180.39     5.750000  %      3,473.56
M-3     76110HTF6     2,202,500.00   2,171,424.36     5.750000  %      2,171.03
B-1     76110HSN0     1,027,800.00   1,013,298.51     5.750000  %      1,013.12
B-2     76110HSP5     1,321,500.00   1,302,854.62     5.750000  %      1,302.62
B-3     76110HSQ3     1,027,848.55   1,013,346.37     5.750000  %      1,013.16

-------------------------------------------------------------------------------
                  293,661,891.54   229,355,520.47                 10,199,650.29
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       142,392.65  2,182,746.95            0.00       0.00     35,105,897.58
A-2       127,481.82  1,655,263.96            0.00       0.00     26,286,691.31
A-3        69,478.52     69,478.52            0.00       0.00     14,500,000.00
A-4        59,602.51     59,602.51            0.00       0.00     12,438,900.00
A-5       356,243.09  5,299,676.46            0.00       0.00     85,055,652.57
A-6        85,350.83  1,716,014.96            0.00       0.00     28,056,856.35
A-7       100,194.45    100,194.45            0.00       0.00              0.00
A-8        73,097.43     73,097.43            0.00       0.00              0.00
A-P             0.00     41,205.65            0.00       0.00      1,514,470.39
A-V        58,241.71     58,241.71            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        34,684.20     41,921.41            0.00       0.00      7,231,271.22
M-2        16,646.96     20,120.52            0.00       0.00      3,470,706.83
M-3        10,404.65     12,575.68            0.00       0.00      2,169,253.33
B-1         4,855.34      5,868.46            0.00       0.00      1,012,285.39
B-2         6,242.79      7,545.41            0.00       0.00      1,301,552.00
B-3         4,855.57      5,868.73            0.00       0.00      1,012,333.21

-------------------------------------------------------------------------------
        1,149,772.52 11,349,422.81            0.00       0.00    219,155,870.18
===============================================================================













































Run:        04/25/05     12:55:11
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5(POOL # 4841) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4841
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     742.925038   40.807086     2.847853    43.654939   0.000000  702.117952
A-2     927.149115   50.926072     4.249394    55.175466   0.000000  876.223044
A-3    1000.000000    0.000000     4.791622     4.791622   0.000000 1000.000000
A-4    1000.000000    0.000000     4.791622     4.791622   0.000000 1000.000000
A-5     704.471154   38.694906     2.788506    41.483412   0.000000  665.776247
A-6     727.869205   39.980106     2.092605    42.072711   0.000000  687.889100
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     896.052947   23.734019     0.000000    23.734019   0.000000  872.318929
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     985.890744    0.985714     4.724016     5.709730   0.000000  984.905030
M-2     985.890745    0.985715     4.724016     5.709731   0.000000  984.905030
M-3     985.890746    0.985716     4.724018     5.709734   0.000000  984.905030
B-1     985.890747    0.985717     4.724012     5.709729   0.000000  984.905030
B-2     985.890743    0.985713     4.724018     5.709731   0.000000  984.905030
B-3     985.890739    0.985709     4.724013     5.709722   0.000000  984.905030

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS5 (POOL #  4841)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4841
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       47,868.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,121.90

SUBSERVICER ADVANCES THIS MONTH                                       29,701.55
MASTER SERVICER ADVANCES THIS MONTH                                      666.78


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,300,740.15

 (B)  TWO MONTHLY PAYMENTS:                                    2     308,511.23

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,758,995.40


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        121,127.85

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     219,155,870.17

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,500

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 103,401.84

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,970,087.37

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.88251800 %     5.65589200 %    1.45167620 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.55775700 %     5.87309451 %    1.52828030 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            8,809,857.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,936,619.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.33167984
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.10

POOL TRADING FACTOR:                                                74.62863806